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                                                                   EXHIBIT 10(p)

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is executed to be effective March 17, 1998 between Clinicor, Inc., a Nevada corporation (the "Corporation"), and Susan Krivacic (the "Employee").
                              W I T N E S S E T H:
                              -------------------

     1.   Employment.  The Corporation hereby employs the Employee and the
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Employee hereby accepts such employment and agrees to perform the services specified herein upon the terms and conditions hereinafter set forth.

     2.   Term.  Subject only to the provisions for termination as hereinafter
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set forth, the term of this Agreement shall begin on the effective date hereof and shall terminate on March 16, 1999. Unless either party gives the other thirty (30) days written notice prior to the expiration of the initial or any renewal term hereof, this Agreement shall automatically renew for four (4) additional periods of one (1) year each.

     3.   Compensation.  The Corporation shall pay to the Employee a minimum
          ------------
base salary of One Hundred Thirty Thousand and No/100 Dollars ($130,000.00) per year, payable in equal bi-monthly installments, and net of applicable withholdings. The Employee shall be entitled to receive such further compensation in the form of bonuses and salary increases as shall be authorized by the Board of Directors of the Corporation (the "Board") from time to time.
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     4.   Benefits.
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          (a)   In addition to the direct remuneration provided for in the preceding Section 3, the Employee shall be entitled to participate in and to receive benefits consistent with those of other executive officers of the Corporation. Such benefits shall include annual vacation time of no less then four (4) weeks.
          (b) The Corporation shall, simultaneously with the commencement of the Employee's employment hereunder (or as soon thereafter as a meeting of the Board may conveniently be convened, but in no event later than March 31, 1998), grant to the Employee options to purchase a total of one hundred fifty thousand (150,000) shares of the Corporation's common stock. The exercise price applicable to such options shall be the closing price of such stock on the Over-the-Counter Bulletin Board on the business day immediately preceding the date of grant. The options shall vest in five (5) equal annual increments on March 1 of each year, commencing March 1, 1999, provided the Employee is still employed by the Corporation on such dates. The options, if unexercised, shall terminate and expire ninety (90) days after the termination of the Employee's employment by the Corporation, and in any event no later than March 1, 2005. The Employee understands and acknowledges that the grant of options as set forth above does not constitute a promise by the Corporation to continue the term of the Employee's employment hereunder beyond the term provided for in Section 2 hereof. The description of the terms and conditions of

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the options contained in this Section 4(b) is in all respects subject to and qualified by the terms and conditions of the Corporation's 1995 Employee, Consultant and Director Stock Option Plan and the standard form of Option Agreement thereunder, each of which has been supplied to the Employee.

     5.   Duties.   The Employee has been elected Senior Vice President of
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Marketing and Business Development of the Corporation, and she agrees to perform the duties normally incidental to this office for as long as she holds the office. The Employee acknowledges that she occupies this office at the discretion of the Board and that her title may be changed at any time and that such change will not constitute a breach of this Agreement. The Employee agrees to perform for the Corporation such duties and responsibilities as may reasonably be prescribed from time to time by the Board, and the Corporation agrees to provide the Employee with such office supplies and support, including a cellular phone, as are normally incidental to such duties.

     6.   Extent of Service.  The Employee shall devote her full time, attention
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and energy to the business of the Corporation and shall faithfully, industriously, and to the best of her ability perform all of the duties that may be required of her as an employee and as an officer of the Corporation. The Employee shall not directly or indirectly render any services to any other person or organization, whether for compensation or otherwise, without the prior consent of the Board. The Employee will not engage in

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activities, businesses, or investments that would in any way conflict with the best interests of the Corporation.

     7.   Confidentiality and Non-Solicitation.
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          (a) The Employee recognizes and acknowledges that she will have access to certain Confidential Information of the Corporation (as hereinafter defined) and that such information constitutes valuable, special and unique property of the Corporation. The Employee will not, during or after the term of her employment, directly or indirectly divulge, disclose or otherwise communicate or make available any of such Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever without the prior written consent of the Corporation. Confidential Information includes without limitation each of the following with respect to the
Corporation: (i) financial information; (ii) information concerning marketing plans or strategies; (iii) information concerning sponsors, investigators and other third parties with whom the Corporation has contacts; (iv) information concerning the Corporation's markets and potential markets; (v) information concerning business methods and practices; (vi) client proprietary information, contracts, proposals, work in process and research; (vii) information concerning development or marketing programs or plans or client lists; and (viii) any other information that the Corporation reasonably treats and identifies as confidential. Confidential Information shall also include without limitation any

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information or materials received by the Corporation from third parties in confidence (or subject to nondisclosure or similar agreements). Notwithstanding the foregoing, Confidential Information does not include information the Employee had prior to her employment with the Corporation or information that is generally available to the public or in the pharmaceutical industry. The Employee should consider all information coming into her possession by virtue of her employment relationship with the Corporation to be Confidential Information unless it is freely available to the public.

          (b) The Employee shall not, during her employment with the Corporation or for a period of six (6) months thereafter, directly or indirectly solicit, or interfere with the Corporation's relationships with, or entice away from the Corporation, any sponsor, any investigator with whom the Employee has had a relationship during her employment at the Corporation or any other person, firm or corporation who has at any time during the term of the Employee's employment hereunder done business with the Corporation; provided, however, nothing herein shall prevent the Employee from doing business with any person, firm or entity with whom she has had a business relationship prior to the Employee's employment with the Corporation. The Employee shall not, during the term of her employment with the Corporation or for a period of six (6) months thereafter, offer employment to or procure employment for any person who has at any time during the term of

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the Employee's employment hereunder been employed by the Corporation.

     8.   Materials.  All data, protocols, listings, charts, drawings, records,
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documents, programs, software, documentation, memoranda, journals, notebooks, records, files, drafts, specifications and similar items relating to the business of the Corporation or its customers, whether compiled by the Employee, furnished to the Employee by the Corporation, its customers or clients or otherwise made accessible to the Employee or coming into her possession, while the Employee is in the employ of the Corporation, and copies of any such items, shall be and remain the sole and exclusive property of the Corporation or its customers or clients, as the case may be, and none of such items shall be removed from the Corporation's business premises by the Employee without the prior consent of the Corporation, except as required in the course of her employment. All of such items shall be returned to the Corporation by the Employee upon the termination of her employment with the Corporation for whatever reason. The provisions of this Section 8 shall not, however, prohibit the Employee from using any materials published by the Corporation and made available (without breach of this Section) to the general public.

     9.   Termination.
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          (a) Death or Disability.  Subject to any broader rights granted the
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Employee under applicable law, including under the

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Family Medical Leave Act or under the Americans with Disabilities Act, in the event of the Employee's death or in the event of her disability for a period in excess of one (1) month during the term of this Agreement, the Corporation may terminate this Agreement, in which event the Corporation shall pay to the Employee or to her heirs or personal representatives the amount of compensation and benefits accrued under Sections 3 and 4 hereof through the date of death or (in case of disability) through the end of the one-month period commencing with the onset of disability. The Corporation shall thereafter have no further liability under this Agreement to the Employee or her heirs or personal representatives. "Disability" for purposes hereof shall be deemed to have occurred if the Employee because of injury or sickness is unable to perform each of the material duties of her occupation.

          (b) Termination with Cause by the Corporation.  At any time during the
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term hereof, the Corporation shall have the right to terminate for cause the
Employee's employment under this Agreement upon the occurrence of any of the following events by the Employee:

               (i) willful or repeated violation of any of the provisions of this Agreement, which continues after written notice and ten (10) days in which to cure;

               (ii) dishonesty, fraud, embezzlement, defalcation, conviction of any felonious offense or persistent neglect of her material duties hereunder; or

               (iii) intentionally imparting Confidential Information, as defined in Section 7, to competitors or

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     to other third parties other than in the course of carrying out her corporate duties.

Such termination shall be effective immediately upon the delivery to the Employee by the Corporation of written notice of such termination. In the event of a termination of the Employee's employment for cause in accordance with the provisions of this Section 9(b), the Corporation shall pay to the Employee on the date of termination all compensation and benefits accrued under Sections 3 and 4 of this Agreement to the date of such termination. Thereafter, the Corporation shall have no further obligation to the Employee.

          (c) Termination with Cause by the Employee.  At any time during the
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term hereof, the Employee shall have the right to terminate her employment hereunder for cause upon the failure of the Corporation to comply with any of the material terms of this Agreement. Such termination shall be effective immediately upon the delivery to the Corporation by the Employee of written notice of such termination. In the event of a termination of the Employee's employment for cause in accordance with the provisions of this Section 9(c), the Corporation shall pay to the Employee on the date of termination all compensation and benefits accrued under Sections 3 and 4 of this Agreement to the date of such termination. Thereafter, neither the Corporation nor the Employee shall have any obligation to the other hereunder, except as accrued prior to the date of termination or as set forth in Sections 7 and 8 hereof.

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     10.  No Termination Without Cause by the Corporation.  The Corporation
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shall not be entitled to terminate the Employee's employment during either the initial or any renewal term hereof without cause. The Corporation may, however, with or without cause, suspend the performance of the Employee's duties hereunder, such suspension to be effective immediately upon written notification
by the Corporation to the Employee.    In such event, the Employee shall
continue to be an employee of the Corporation through the conclusion of the initial or renewal term during which suspension of duties occurs, and the Employee shall be entitled during such initial or renewal term to receive all compensation and benefits provided for herein, including any benefits related to the vesting of options pursuant to any Stock Option Agreement to which the Employee is a party.

     11.  Invocation of Non-Compete by Previous Employer.
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          (a)  The Employee and the Corporation acknowledge that, as of the date hereof, both have reason to believe that the Employee's former employer, Quintiles, Inc. (the "Former Employer"), will not elect to invoke the non-compete provisions of Section 7(a) of one certain letter agreement dated April 10, 1996 between the Former Employer and the Employee (the "Letter Agreement").

          (b) If, notwithstanding the parties' mutual understanding, the Former Employer does elect to invoke such provision by making one (1) or more payments to the Employee in the

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amounts set forth in Section 7 of the Letter Agreement, then, at the option of either party hereto, this Agreement shall immediately terminate and be of no further force or effect whatsoever, except that the provisions of Sections 7(a), 8 and 11(c) hereof shall survive termination. Moreover, if the Former Employer and the Employee enter into any agreement pursuant to which the Employee voluntarily agrees to be bound by contractual confidentiality, non-competition or non-solicitation provisions that are different in any material respect from those set forth in the draft agreement transmitted to the Former Employer by the Employee on March 9, 1998 (a copy of which has been delivered to counsel for the Corporation) and to which the Corporation has not expressly consented, then, at the option of the Corporation, this Agreement shall terminate and be of no further force or effect whatsoever, except that the provisions of Sections 7(a) and 8 hereof shall survive such termination.

          (c) In the event the Former Employer asserts any claim or brings any proceedings (including but not limited to arbitration or court action) against the Employee pursuant to the non-compete, non-solicitation and non-disclosure provisions contained in the Letter Agreement, the Corporation agrees to indemnify and hold harmless the Employee from any such claims or proceedings, including but not limited to any liability for such claims and any expenses, including attorneys' fees, incurred in connection with the defense of such claims or proceedings. Notwithstanding the

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foregoing, the claims and proceedings indemnified against hereunder (i) include only those claims or proceedings that are directly related to and arise out of the employment of the Employee by the Corporation and (ii) exclude claims or proceedings that arise out of the Employee's knowing or grossly negligent violation of this Agreement or the Letter Agreement, as modified by any subsequent agreement between the Employee and the Former Employer. Moreover, nothing in this Section 11(c) in any way limits the ability of the Corporation to terminate this Agreement pursuant to Section 11(b) above.

          (d) Each of the Corporation and the Employee acknowledges that the Employee is bound by the non-compete, non-solicitation and non-disclosure provisions of the Letter Agreement. The Employee agrees not to take any action that would be prohibited under the Letter Agreement, as modified by any subsequent agreement between the Employee and the Former Employer, and the Corporation agrees not to cause or request the Employee to take any such action.

     12.  Notices.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and if delivered (including delivery by private courier or facsimile transmittal) or sent by registered or certified mail, postage prepaid, return receipt requested to the Employee at 6809 Marbry's Ridge Cove, Austin, Texas 78731, or to the Corporation at 1717 West Sixth Street, Suite 400, Austin, Texas 78703, or to such other

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address as either party shall designate by written notice to the other.  Such notice shall be effective as of the earlier of the date received or, if mailed as described above, three days after the date of mailing.

     13.  Assignment.  This Agreement may not be assigned by either party hereto
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without the consent of the other party.  Subject to the foregoing, the rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation, and the rights of the Employee under this Agreement shall inure to the benefit of the heirs and personal representatives of the Employee.

     14.  Miscellaneous.
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          (a) This Agreement shall be subject to and governed by the laws of the
State of Texas and is performable in Travis County, Texas.

          (b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Titles of sections are for convenience only and neither limit nor amplify any of the provisions contained herein.

          (c) Upon execution of this Agreement, the right, duties and obligations of the parties hereto with respect to the matters set forth herein shall be governed solely by the provisions of this Agreement, and all representations, warranties, terms and conditions with respect to such matters which may be contained in

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any prior writing executed by any of the parties shall be null and void and of no further force and effect.

          (d) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any party hereto or under any circumstances, shall be invalid or unenforceable to any extent under applicable law, such provision shall be deemed severed from this Agreement with respect to such party or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other persons or circumstances, and a new provision shall be deemed to be substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties hereto as evidenced by the provision so severed.

          (e) In the event of a breach or threatened breach by the Employee of any provision of this Agreement, then in addition to any other available remedy to which the Corporation may be entitled, including the recovery of damages, the Corporation shall be entitled to an injunction restraining the Employee from breaching or attempting to breach, in whole or in part, any of the provisions of this Agreement. In addition, in the event of a breach by either party of any provision of this Agreement, the non-breaching or (in the event of litigation) the prevailing party shall be entitled to recover from the other party all reasonable

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costs and attorneys' fees incurred by the non-breaching or prevailing party in seeking any of such remedies.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date set forth above.

                              CLINICOR, INC.


                              By:  /s/ Robert Sammis
                                 ----------------------------------
                                 Robert S. Sammis, President

                                                                   "CORPORATION"


                                   /s/ Susan Krivacic     3-17-98
                                -----------------------------------
                                   SUSAN KRIVACIC

                                                                      "EMPLOYEE"

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